MANAGEMENT AND SERVICES AGREEMENT


This MANAGEMENT AND SERVICES AGREEMENT dated December 1, 1997 (the "Agreement") by and between U.S. PHYSICIANS, Inc., a Pennsylvania corporation ("Manager") and U.S. Medical Services of New York, P.C., a Pennsylvania professional corporation ("P.C.").

                                   BACKGROUND

         A. P.C. intends to provide specialty and primary medical care and related medical services (collectively, "Medical Services") to the general public at various locations in the State of New York (the "Sites") and has filed an application for authority to do business and conduct a medical practice in the State of New York.

         B. For reasons of quality, efficiency and economy, P.C. has determined that it should obtain the services of another entity to manage the Sites and to perform certain administrative, billing and marketing services for P.C.

         C. P.C. believes that such delegation of the management aspects of its practice will enable it to better concentrate on the practice of medicine and therefore improve the Medical Services provided by P.C.

         D. P.C. will maintain the sole responsibility of providing Medical Services at the Sites and for matters involving patient care.

         E. Manager has considerable experience in providing management and administrative services to medical practices throughout the Mid-Atlantic region.

         F. Manager desires to assume the management of the business operations of P.C. and to negotiate agreements with insurers, employers and other purchasers of health care services for the provision of Medical Services by P.C.

         G. Manager will provide financing to P.C. necessary for the operations of P.C.

         H. Manager has developed facilities and management services designed to make available to qualified physicians the facilities, equipment, supplies, management services, capital financing, support staff, marketing and other support services necessary to permit such physicians to provide medical services on a cost-efficient basis and to enhance the ability of P.C. to enter into competitive arrangements with insurers, employers and other purchasers of health care services.

         I. P.C. desires that Manager make available to P.C. such financing, management services and facilities, and agrees hereby to compensate Manager for such services as described herein. P.C. anticipates that, in light of the dynamic changes in health care, particularly in New York, it will be required to expand the scope of and locations for, the delivery of Medical Services it provides or makes available to the public. P.C. further anticipates that the scope of, and cost associated with, the financing and management services to be rendered and the facilities to be provided by Manager hereunder will change with the expansion of P.C.'s medical practice and the development of additional Sites.

         J. Manager is willing to make such financing, management services and facilities available to P.C. on the terms and conditions provided in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and of the promises and mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Agreement to Manage and Provide Administrative and Support Services. P.C. hereby engages Manager, and Manager accepts such engagement, to manage the Sites on behalf of P.C. and for its account, to market Medical Services provided through P.C. to purchasers of health care services and to provide the financing, services and facilities set forth in this Agreement, on the terms and conditions set forth herein.

         2. Term. The term of this Agreement shall begin as of the date the New York Department of State approves the P.C.'s application of authority to conduct business in New York (the "Commencement Date") and shall end on the fortieth
(40th) anniversary of such date unless sooner terminated in accordance with the provisions of Paragraph 12. Unless either party elects to terminate this Agreement at the end of the initial term or any renewal term, by giving written notice to the other party ninety (90) days before the expiration of the then current term, this Agreement shall be deemed to have been automatically renewed for an additional term of five (5) years.

         3. Duties and Responsibilities of P.C. P.C. shall be responsible for all Medical Services at the Sites and shall render such Medical Services to the public as will maximize the quality and efficiency of the treatment of patients. P.C. shall be solely responsible for the following items:

            (a) Physicians and Other Health Care Providers. P.C. shall hire, engage, supervise, evaluate and terminate all physicians, nurses, physical therapists, and other health care providers (collectively, "Professionals") at the Sites, whether they are employees of P.C. or independent contractors of P.C., and, upon sixty (60) days' prior written notice to and prior consultation with Manager, establish compensation and benefits for such Professionals. P.C. shall not increase or decrease the amount of such compensation and/or benefits without providing Manager sixty (60) days' notice of the change and prior consultation with Manager. P.C. shall be responsible for the payment of all compensation payable to Professionals, except to the extent that nurses, physical therapists, and other health care providers may become employees of Manager pursuant to subparagraph 4(a)(iv) of this Agreement.

            (b) Medical Directors. P.C. shall designate one or more Medical Directors, each of whom is properly qualified to perform the supervisory, quality assurance and credentialing (collection and verification of information) functions necessary for the rendering of appropriate Medical Services at the Sites.
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            (c) Quality and Cost-Effectiveness of Medical Services. P.C.
shall monitor the quality of Medical Services practiced by all Professionals at the Sites, to assure that such care meets currently accepted standards of medical competence and is in accordance with currently approved methods and practices in the medical profession and related fields. P.C. shall adopt a peer review/quality assessment program to monitor and evaluate the quality and cost-effectiveness of Medical Services provided by Professionals at the Sites, and shall assure that appropriate Medical Services are rendered in a cost-effective manner.

            (d) Medical Records. P.C. shall maintain the medical records of the patients of P.C. in accordance with applicable law. Manager may, at P.C.'s request, assist in the development of policies and procedures for efficient maintenance and retrieval of medical records, subject to applicable law. Confidentiality, and availability of medical records for inspection by authorized agencies or individuals, shall be maintained in accordance with applicable state and federal laws.

            (e) Medical Fees. For purposes of establishing budgetary assumptions for the Sites, P.C., after providing Manager with sixty (60) days prior notice and prior consultation with Manager, shall:

                (i) determine a fee schedule or schedules for each Site prior to the inception of operations at that Site; and

                (ii) determine revisions to such fee schedule or schedules not less than thirty (30) days prior to the effective date of any proposed amendment to such fee schedule. Manager shall be authorized to negotiate fees for services with third-party payors on behalf of P.C.

            (f) Daily Statements. P.C. shall prepare and submit to Manager, or cause its physicians and, if applicable, other Professionals, to prepare and submit, daily statements of professional services rendered and any prescribed related matters, on such form, with such detail and in such manner as Manager shall from time to time provide to P.C., in order to permit Manager to cause proper billing for such services to be rendered.

            (g) Protocols. P.C. shall, following prior consultation with Manager, develop and implement utilization review standards, treatment protocols and similar guidelines to establish measures for the delivery of high quality and cost-effective medical care.

         4. Duties and Responsibilities of Manager.

            (a) Management Services. Manager shall be solely responsible for the business operation of the Sites and assumes responsibility for the management of all non-medical aspects of the Sites, except as otherwise specifically prohibited by law or limited by this Agreement, and shall provide the following services:
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                (i) Manager shall lease, acquire or otherwise procure one or more Sites in which P.C. shall conduct its practice. The selection of the location and the addition of new practice sites shall be determined by the P.C. upon providing Manager sixty (60) days' prior written notice of its intent to change the location of a Site or add a new Site and following consultation with and recommendations of Manager regarding any such selection or addition.

                (ii) Manager shall provide all reasonable and necessary medical equipment, furnishings and furniture required in the day-to-day operation of the Sites. MANAGER SUPPLIES THE EQUIPMENT AS IS. MANAGER IS NOT A MANUFACTURER OF, AND IS NOT ENGAGED IN THE SALE OR DISTRIBUTION OF, THE EQUIPMENT. MANAGER IS NOT AN AGENT OF THE MANUFACTURER OR THE SELLER OF THE EQUIPMENT. MANAGER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE MERCHANTABILITY, FITNESS, DESIGN OR SUITABILITY FOR ANY PURPOSE OR ANY CONDITION OF, OR THE QUALITY OR CAPACITY OF, OR THE MATERIAL OR WORKMANSHIP, IN THE EQUIPMENT.

                (iii) Manager shall employ all necessary clerical, secretarial and bookkeeping personnel reasonably necessary for the conduct of P.C.'s operations at the Sites. Manager shall determine and cause to be paid the salaries and fringe benefits of all such personnel.

                (iv) Manager shall assist P.C. in negotiating employment agreements or contracts with nursing staff, technicians and other allied and ancillary health care personnel. All persons whose services are billed to Medicare, Medicaid or other third-party payors as under the supervision of physicians shall be employed by P.C.; provided, however, that employment agreements may be assumed by and assigned to Manager at the request of Manager if and to the extent applicable law authorizes billings by P.C. for supervised services rendered by persons not employed by P.C.

                (v) Manager shall administer P.C.'s payroll and personnel-related activities.

                (vi) Manager shall supervise all of Manager's employees; provided, however, that P.C. shall supervise Professionals to the extent necessary to maintain P.C.'s responsibility for the medical aspects of the practice and to comply with requirements of applicable law.

                (vii) Manager shall, unless prohibited by law, order and procure all Medical Supplies (as hereinafter defined), office supplies and other supplies necessary in the operation of the Sites to enable P.C. to deliver quality Medical Services in a cost-effective manner. The ultimate oversight, supervision and ownership for all Medical Supplies is and shall remain the sole responsibility of P.C. "Medical Supplies" shall mean all drugs, pharmaceuticals, products, substances, items or devices whose purchase, possession, maintenance, administration, prescription or security require the authorization or order of a licensed health care provider or require a permit, registration, certification or other governmental authorization held by a licensed health care provider as specified under any applicable federal or state law.

                (viii) Manager shall cause to be placed and kept in force all forms of insurance needed to protect adequately P.C. and itself, in connection with the operation of the Sites, including, but not limited to, where appropriate, workers' compensation insurance, public liability insurance, fire and extended coverage insurance, surety bonding, business interruption insurance, burglary and theft insurance; provided, however, that P.C. shall have the exclusive responsibility for maintaining malpractice liability insurance for the Professionals pursuant to Paragraph 6, but which the Manager shall procure and administer for P.C.

                (ix) Manager shall maintain a comprehensive system of office records, books and accounts reflecting the income and expenses of the Sites, which books and records may be inspected by P.C. at any reasonable time during regular business hours. Records shall be maintained for at least four (4) years from the date of service or from any governmental inquiry related thereto, and made available upon request to officers, representatives or agents of the Secretary of Health and Human Services or of the Comptroller General of the United States General Accounting Officer.

                (x) Manager shall prepare and submit to P.C. monthly financial statements with respect to the operation of the Sites.

                (xi) Manager shall provide all janitorial, grounds and maintenance services for the Sites.

                (xii) Manager shall maintain, service and repair all equipment, or use reasonable efforts to have lessors or contracted service providers perform such necessary maintenance, service and repair.

                (xiii) Manager shall provide printing, stationery, forms, postage, duplicating, telecopying, photocopying and other support services as are reasonably necessary and appropriate for the operation of the Sites.

            (b) Billing Services. Manager shall provide, or cause to be provided, the following billing services to P.C.:

                (i) a competent management executive for the supervision of the billing and collection functions of P.C.'s business;

                (ii) services with respect to billing of patients, insurance companies, government entities and third party payors and collecting all charges made to P.C.'s patients, excluding, however, any obligation to initiate legal proceedings for collection, although Manager may do so at its sole and absolute discretion;

                (iii) preparation of all necessary medical letters and reports, insurance forms, governmental agencies' claim forms and workers' compensation claim forms;

                (iv) preparation and mailing of all necessary and required patient statements and invoices and reasonable follow-up on such preparation and mailing;

                (v) response by telephone or letter with reasonable dispatch and promptness to any reasonable patient inquiry or request for assistance in the interpretation of insurance policies or reimbursement programs and handling, to the best of its ability, of any complaint involving professional services or fees; and

                (vi) operating procedure manuals for clerical staff.

            (c) Marketing Services. Manager, at its sole discretion and with due regard to the economic costs and anticipated benefits, may provide, or cause to be provided, the following marketing services to P.C.:

                (i) promotion of the Sites' services and facilities by marketing representatives of Manager through contact with referring physicians and potential referring physicians;

                (ii) preparation and distribution of informational and promotional materials, including descriptions of services, newsletters, testimonials and other sales promotional pieces, subject to prior approval of P.C., which shall be deemed to be given unless Manager receives written disapproval within ten (10) days after P.C. receives the promotional materials;

                (iii) subject to the need of certain third party payors to maintain some form of exclusivity, promotion of the Sites through contact and continued liaison with administrative directors of area HMO's, PPO's, unions and self-insured clients and other third-party payors; and

                (iv) conducting open house receptions for new Sites, seminars for physicians and office staff, speaking engagements for physicians who request Manager to assist them in organizing such engagements, newspaper interviews and magazine articles when initiated and requested by an interviewer or magazine.

            (d) Provision of Funds. Manager shall arrange financing for P.C. or, if no financing can be reasonably arranged, Manager shall advance funds to P.C. in the event P.C. does not have sufficient cash on hand to pay its expenses as and when due. Any such advance by Manager shall be repaid to Manager together with interest at the rate from time to time charged to Manager by its primary lender (or in the event there is no such lender, at an annual rate equal to the prime rate announced from time to time in the Wall Street Journal plus 2%) out of available cash in subsequent months prior to the payment of fees due Manager pursuant to subparagraph 8(a).

            (e) Deposit of Collections. Manager, in the name of P.C., shall deposit in the appropriate bank accounts ("Bank Accounts") all receipts arising from the operation of the Site(s) received by Manager on behalf of P.C. and shall use reasonable diligence to see that disbursements from such accounts are made by and on behalf of P.C. in such amounts and at such times as may be required by this Agreement. P.C. shall provide Manager with all authorizations necessary to enable Manager to make the deposits and disbursements required by this subparagraph (e).

            (f) Payment of Expenses. The parties agree and acknowledge that Manager shall be solely responsible for all costs and expenses incurred in connection with rendering the services Manager has undertaken as described in Paragraph 4 above, and that Manager's sole compensation for such services shall be as described in Paragraph 8 below.

            (g) Other Services. Any additional services required by P.C. that are not listed or identified in this Agreement shall be rendered for P.C. only by an amendment to this Agreement.

         5. Relationship of the Parties.

            (a) Independent Contractors. P.C. and Manager are independent contractors and the relationship between them is that of professional corporation and an independent supplier of non-medical services and facilities. Nothing in this Agreement shall be construed to create a principal-agent, employer-employee, master-servant, partnership or joint venture relationship.

            (b) P.C. - Patient - Manager Relationships. The professional relationship between P.C. and its patients shall, at all times during the term of this Agreement, be solely between P.C., its physicians and other Professionals and their patients. P.C. shall have complete responsibility for its medical practice and that of Professional employees or independent contractors. Manager shall not interfere with the exercise of medical judgment by the physicians and other Professionals employed by P.C. nor shall Manager interfere with, control, direct, or supervise P.C., or any physician or other Professional employee or independent contractor, in connection with the provision of medical or ancillary services by P.C. In connection with the care and treatment of its patients, P.C. shall be solely responsible for supervising all personnel performing medical or ancillary services. To the extent any act or service set forth in this Agreement required to be performed by Manager is construed by a court of competent jurisdiction or by the appropriate licensure bureaus or divisions of the Pennsylvania Department of State or the New York Department of Health or Education to constitute the practice of medicine, the requirement to perform that act or service by Manager shall be deemed waived and unenforceable. In addition, if in the opinion of counsel to Manager, any act or service set forth in this Agreement required to be performed by Manager is likely to be considered to constitute the practice of medicine, the requirement to perform that act or service by Manager shall be deemed waived and unenforceable. All decisions as to which individuals shall utilize the services of P.C. shall be the sole responsibility of P.C.; provided, however, that Manager may negotiate on behalf of P.C. contracts with employers, unions, health care insurers, HMOs, PPOs and other third-party payors.

         6. Malpractice Insurance.

            (a) Minimum Policy. On its own behalf and on behalf of each physician or other Professional its employs, and each physician or other Professional contracting with P.C. for the provision of professional services, P.C. shall provide and keep in force a malpractice insurance policy or policies of standard form in the State of New York, with limits mutually acceptable to Manager and P.C. The policies shall be obtained by P.C. or, as the case may be, by each such physician or other Professional employed by P.C., or contracting with P.C., and certificates thereof shall be delivered to Manager prior to the inception of operations of any Site, together with evidence of the payment of the premiums thereon, and shall be placed with insurance companies authorized and licensed to issue such policies in the State of New York at rates deemed reasonable and appropriate and having reserves in an amount deemed to be reasonably adequate by P.C. and Manager. P.C. shall use its best efforts to name Manager as an additional insured party on all malpractice insurance and Manager may, at its option, participate in the procurement of cost-effective coverage on behalf of P.C. P.C. shall provide documentation to Manager that all such insurance is in full force and effect on each subsequent anniversary of the Commencement Date and not less than ten (10) business days prior to the earlier of the dates upon which P.C. employs or enters into a contract with any Professional to provide services at a Site.

            (b) Loss of Malpractice Insurance of Medicare/Medicaid Provider Services. P.C. hereby agrees that it will immediately suspend any physician or other Professional for whom malpractice insurance cannot be reasonably obtained or whose malpractice insurance is canceled, and such physician or other Professional shall not be reinstated or permitted to practice at any Site until such time as the malpractice policy is reinstated. P.C. will notify Manager within 24 hours of receipt of notice or information that any physician or other Professional is not in compliance with the provisions of this Agreement pertaining to malpractice insurance, or has been suspended or terminated from participation in Medicare or Medicaid. Failure to suspend a physician or other Professional who is not in compliance with the provisions of this Agreement pertaining to Medicare/Medicaid participation status, malpractice insurance, failure to replace such insurance should it be canceled, or failure to provide such timely notice, shall constitute a breach of this Agreement pursuant to Paragraph 12.

         7. Intentionally omitted.

         8. Compensation.

            (a) Payment of Fees. (i) The parties hereto recognize that Manager's expenses, and the expenses of the Sites, will vary substantially depending on the volume and type of patient services. The parties further recognize the inherent uncertainties and the difficulty of predicting monthly expenses, volume of services, the extent of obligations and the risks that Manager has taken and will take with respect to capital expenditures, equipment lease obligations and other obligations incurred in connection with the establishment and furnishing of the Sites, and additionally recognize the need to provide Manager with sufficient revenues to pay all operating expenses and to provide Manager with a return on its investment commensurate with the risks being assumed by Manager. Therefore, the parties agree that P.C. shall pay to Manager as compensation for all the services rendered by Manager pursuant to the terms of this Agreement, an amount equal to one hundred and eighteen percent (118%) of the annual expenses incurred by Manager in rendering the management and administrative services described herein (the "Management Fee"). For purposes of this Agreement, such annual expenses shall include without limitation (i) salaries and benefits and other costs of providing the administrative and clerical staff necessary for the operation of the Sites; (ii) salaries and benefits and other costs of any professional staff engaged or employed by Manager to perform services on behalf of P.C. in accordance with subparagraph 4(a) above, (iii) cost of leasing office space for the Site(s); (iv) purchase and maintenance of the management information systems provided to the P.C., including hardware, software, installation and maintenance costs; (v) all expenses incurred in maintenance of the Site(s), including all utilities, security and maintenance; (vi) liability insurance premiums; (vii) cost of capital to maintain the medical practice of the P.C. as described in subparagraph 4(d); (viii) cost of Medical Supplies;
(ix) marketing expenses; (x) depreciation expenses; (xi) consultant, legal and accounting fees incurred in connection with the Site(s) on behalf of the P.C.; and (xii) all other expenses incurred by Manager in carrying out its obligations under this Agreement.

                (ii) Because of the difficulty of predicting actual monthly expenses, the parties agree that Manager shall receive a fixed monthly Management Fee that is intended to approximate the actual expenses incurred by Manager. The initial monthly Management Fee, subject to mutually and reasonably agreeable adjustment from time to time in the case of any increase or decrease in the number of physicians providing Medical Services through P.C., or the number of locations at which such physicians provide such Medical Services, shall equal $450,000. Manager shall have the right to reconcile the monthly payments with the amounts actually due and payable hereunder to Manager on a quarterly basis, and Manager will provide P.C. with evidence of such reconciliation.

            (b) Authorization for Withdrawal from P.C. Bank Account. P.C. authorizes Manager to make disbursements from the Bank Accounts to pay Manager amounts owed to it by P.C., including the Management Fee, and amounts owed to third parties as required hereunder. Payment of the monthly Management Fee (or any amounts due Manager as a result of any quarterly reconciliation) shall not be subject to deduction or offset by P.C.

            (c) Grant of Security Interest. As security for the payment by P.C. of the compensation due to Manager pursuant to this Agreement and for any advances made by Manager to P.C. pursuant to subparagraph 4(d), P.C. hereby grants Manager a security interest in all of P.C.'s accounts receivable (including all rights to payment by the Medicare or Medicaid programs, any governmental body, insurance company, managed care organization or self-insured health plan to the extent permitted by law), cash, bank accounts, Medical Supplies and proceeds of the foregoing (collectively, the "Secured Assets"). At the request of Manager, P.C. shall execute and deliver to Manager any and all documents requested by Manager to evidence or perfect the security interest granted hereby, including, but not limited to, UCC-1 Financing Statements. This Agreement shall constitute a security agreement.

            (d) Review of Books. Each party, at its sole expense, shall have the right at least annually to have a certified public accountant review the other party's books to determine whether that party has complied with this Agreement.

         9. Books, Office Equipment, Etc.

            (a) P.C.'s Ownership. All Medical Supplies (as defined in subparagraph 4(a)(vii)) and patient records shall at all times be and remain P.C.'s property; provided, however, that, upon termination of this Agreement, P.C. shall provide any successor entity providing services at any Site, upon request by such successor within ninety (90) days after termination of this Agreement and at the successor's expense, access to, and copies of, such records relating to Medical Services performed at such Site by P.C. during the term hereof as such successor feels are reasonably necessary in order for such successor to provide continuing Medical Services. Notwithstanding the foregoing, no patient records will be made available without the written consent of the patient if such is required by law. Manager shall reimburse P.C. the reasonable cost of making such copies as are required to comply with this subparagraph 9(a).

            (b) Manager's Ownership. All professional instruments, equipment, computers, computer software programs and other management information systems, supplies, samples, forms, charts, logs, brochures, building information, policies and procedures, protocols, outcome studies, contracts or any other materials or information furnished to P.C. by Manager are and shall remain the sole property of Manager; if Manager requests the return of such equipment or materials at any time after the term of this Agreement, P.C. shall immediately deliver the same to Manager.

         10. Exclusivity, Non-Competition and Non-Disclosure Agreement.

            (a) Exclusivity. P.C. agrees that during the term of this Agreement it shall provide Medical Services exclusively at Sites managed by Manager pursuant to this Agreement unless the parties hereto otherwise expressly agree in writing.

            (b) Non-Competition. During the term of this Agreement and for twelve (12) months following termination, P.C. shall not:

                (i) employ any individual previously working for Manager as its employee;

                (ii) directly or indirectly induce or attempt to influence any employee of Manager to terminate employment with Manager; or

                (iii) engage in, or have any interest in, directly or indirectly (as proprietor, partner, stockholder, principal, agent, broker, employee, consultant, or lender) any business or medical facility within the Restricted Area which is engaged in providing Medical Services such as those provided at the Sites or providing management services similar to those provided by Manager. Restricted Area shall mean the area within a six (6) mile radius of any Site located outside of the New York City metropolitan area (including Westchester and Nassau counties) and a three (3) mile radius of any Site located with the New York City metropolitan area.

            (c) Non-disclosure. During the term of this Agreement and at all times thereafter, P.C. shall not disclose, communicate or divulge, or use for the direct or indirect benefit of any person, firm, association or company (except any material referred to in subparagraph 9(a) above) any confidential information regarding the business methods, business policies, procedures, protocols, techniques, information systems or trade secrets, or other knowledge or processes of or developed or used by Manager, or any other confidential information relating to or dealing with the business operations or activities of Manager (including, but not limited to financial information), made known to P.C. or its employees or independent contractors or learned or acquired by P.C., its employees or independent contractors during the term of this Agreement. In furtherance of the foregoing, P.C. agrees not to disclose, communicate or divulge to any third party the terms of this Agreement unless so ordered by act of law or other governing body having the authority to compel P.C. to do so.

            (d) Reasonableness of Restrictions. The parties acknowledge that the restrictions contained in subparagraphs 10(a), 10(b) and 10(c) are reasonable and necessary to protect the legitimate interests and substantial investment of Manager and that any violation of these restrictions would result in immediate irreparable injury to Manager. If the period of time or geographical area specified in subparagraph 10(b) and 10(c) should be adjudged unreasonable in any proceeding, then the period of time or geographic area shall be reduced by the elimination or reduction of such portion thereof so that such restrictions may be enforced for such time or area as is adjudged to be reasonable. P.C. and Manager acknowledge that, in the event of a violation of any such restrictions, Manager shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Manager may be entitled. In the event of a violation, the period referred to in subparagraph 10(b) shall be extended by a period of time equal to that period beginning with the commencement of any such violation and ending when such violation shall have been finally terminated in good faith.

            (e) Survival. The provision of this Paragraph 10 shall survive the expiration or termination of this Agreement.

         11. Power of Attorney. P.C. hereby appoints Manager, for the term hereof (including all renewal terms) and thereafter until all amounts due to Manager have been paid, to be its true and lawful attorney-in-fact, for the following purposes:

            (a) to collect accounts receivable owing to P.C. during the term of this Agreement in P.C.'s name and on its behalf;

            (b) to receive payments from Blue Cross, Blue Shield, insurance companies, health care plans, Medicare, Medicaid and all other third party payors in P.C.'s name and on its behalf for deposit in the Bank Accounts;

            (c) to take possession of, endorse in the name of P.C. (and/or in the name of an individual Professional) such payment intended for the payment of a Professional's bills during the term of this Agreement and deposit in the Bank Accounts any notes, checks, money orders, cash and other instruments received in payment of accounts receivable;

            (d) to initiate the institution of legal proceedings in P.C.'s name to collect any account and monies owed to P.C., to enforce the rights of P.C. under any contract or in connection with the rendering of any service and to contest adjustments and decisions by government agencies (or fiscal intermediaries) and third-party payors;

            (e) to negotiate payments to P.C. under this Agreement to the extent otherwise permitted by law;

            (f) to perfect a security interest in the Secured Assets of P.C.;
and

            (g) to do any other act, make any payment or execute any document on behalf of P.C. to cure any default by P.C. of this Agreement; provided, such act by Manager must comply with any applicable law.

         12. Termination and Breach.

            (a) General Breach by P.C. In the event that P.C. should be in default in the performance of any material provision of this Agreement, and such default is not cured within thirty (30) days after receipt of written notice of such default from Manager, Manager, at its option, may terminate this Agreement by delivering written notice to P.C. at any time after expiration of such thirty
(30) day period.

            (b) Failure to Maintain Malpractice Insurance or Licenses or Participation Agreements. If P.C. should materially breach any of its obligations pursuant to Paragraph 6 or its obligation to maintain, or cause to be maintained, the medical licenses or participation agreements of all physicians employed by it, or under contract to it, or to dismiss those who do not maintain their medical licenses and participation agreements under the same terms and conditions in Paragraph 6 pertaining to the maintenance of malpractice insurance, and if such breach is not cured within ten (10) business days after receipt by P.C. of written notification of such breach from Manager, Manager may either cure the breach itself, where possible, at the expense of P.C., or terminate this Agreement upon written notice to P.C.

            (c) Bankruptcy of Manager. In the event Manager files any voluntary petition in bankruptcy or any bankruptcy proceeding is filed against Manager which in either case remains undismissed for a period of 180 days, P.C., at its option, may terminate this Agreement by delivering written notice to Manager at any time after such 180 day period and prior to the dismissal of such proceeding.

            (d) Termination by Manager. Manager may, at any time after the first 12 months of the term hereof, terminate this Agreement upon one hundred twenty
(120) days' prior written notice to P.C.

            (e) Effect of Termination. Upon the termination of this Agreement, Manager shall cause a final accounting and reconciliation to be performed no later than ninety (90) days following the effective termination date hereof, and P.C. shall pay all amounts remaining due to Manager as the Management Fee for services rendered prior to the termination of this Agreement within five (5) days following the completion of the reconciliation. The provisions of this subparagraph 12(e) shall survive the termination of the Agreement.

         13. Indemnification.

            (a) P.C. P.C. shall indemnify and hold Manager, its officers, directors, stockholders, employees, agents, parents and subsidiaries harmless from and against all claims, demands, costs, expenses, liabilities and losses (including attorneys' and other professional fees) caused or asserted to have been caused by or as a result of the negligent performance of Medical Services or ancillary services or any other negligent acts or omissions by, or willful misconduct of, P.C. and/or its shareholders, agents, employees or subcontractors (other than Manager).

            (b) Manager. Manager shall indemnify and hold P.C., its officers, directors, stockholders, employees, agents, parents and subsidiaries harmless from and against all claims, demands, costs, expenses, liabilities and losses (including attorneys' and other professional fees) caused or asserted to have been caused by or as a result of any negligent acts or omissions by, or willful misconduct of, Manager and/or its shareholders, agents, employees or subcontractors.

            (c) Survival. The provisions of this Paragraph 13 shall survive the expiration or termination of this Agreement.

         14. Legislative Limitations. Notwithstanding any other provisions of this Agreement, if the governmental agencies (or their representatives) that administer Medicare or Medicaid, or any other payor, or any other federal, state or local government or agency, passes, issues or promulgates any law, rule, regulation, standard or interpretation at any time while this Agreement is in effect which prohibits, restricts, limits or in any way materially changes the method or amounts of reimbursement or payment for services rendered under this Agreement, or which otherwise materially affects either party's rights or obligations hereunder, either party may give the other party notice of intent to amend this Agreement to the satisfaction of the noticing party, to reflect the prohibition, restriction, limitation or change, provided, however, that no such amendment shall alter the basic economic status of the parties pursuant to this Agreement. If this Agreement is not so amended in writing within sixty (60) days after such notice is given, the parties agree to submit the issue of such an amendment to arbitration in accordance with subparagraph 15(k); provided, however, that if at the election of either party, a formal appeal is filed with the relevant governmental agency, or a suit is filed in a court of competent jurisdiction, so as to stay the implementation of any such law, rule, regulation, standard or interpretation, during the period of such stay, the right to amend as set forth above shall also be stayed.

         15. Miscellaneous.

            (a) Indulgences, Etc. The failure or delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            (b) Controlling Law. This Agreement and all provisions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered (personally, by carrier service such as Federal Express, or by other messenger) or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                     (i)  If to Manager:

                          U.S. PHYSICIANS, Inc.
                          220 Commerce Drive, Suite 400
                          Fort Washington, PA  19034
                          Attention:  President

                          With a copy, given in the manner prescribed above, to:

                          Wende W. Young, M.D.
                          1351 Mt. Hope Avenue
                          Rochester, NY 14620

                     (ii) If to P.C.:

                          U.S. Medical Services of New York, P.C.
                          220 Commerce Drive
                          Fort Washington, PA  19034
                          Attention:  President

            In addition, notice by mail should be by air mail if posted outside of the continental United States.

            Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph 15(c).

            (d) Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, P.C. may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Manager. Manager may assign or transfer all or any portion of its rights or obligations under this Agreement without the consent of P.C.

            (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

            (f) Severability and Reformation. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part. If or to the extent this Agreement is reasonably deemed to violate applicable law, the parties agree to negotiate in good faith to amend the Agreement to the extent possible, consistent with its purposes, to conform to law.

            (g) Entire Agreement. This Agreement contains the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

            (h) Paragraph Headings. The paragraph headings in this Agreement are for convenience only, form no part of this Agreement and shall not affect its interpretation.

            (i) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

            (j) Number of Days. Unless otherwise specified herein, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that, if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

            (k) Arbitration. Any dispute (including a claimed breach of the terms hereof) arising out of or in connection with this Agreement, other than a claimed breach of Paragraph 10 of this Agreement to which this subparagraph 15(k) shall not be applicable, shall be resolved by arbitration conducted by the American Arbitration Association in Philadelphia, Pennsylvania, in accordance with its rules then in existence. The arbitrators shall not contravene or vary in any respect any of the terms or provisions of this Agreement except as provided in Paragraph 14. The award of the arbitrators shall be final and binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and judgment upon such award may be entered in any court having jurisdiction thereof. Nothing in this provision shall restrict the ability of either party hereto to seek any equitable remedy, including injunctive relief or specific performance, for damages caused by the other party's breach or attempted breach of this Agreement in any court of competent jurisdiction. The prevailing party in any arbitration proceeding resulting from this Agreement shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party.

            (l) Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure to perform under this Agreement resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, strikes or other work interruptions by either party's employees or any other similar cause beyond the reasonable control of the non-performing party.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                          U.S. PHYSICIANS, INC.



                                          By:     /s/ Thomas J. Keane
                                                  ------------------------------
                                                  Thomas J. Keane
                                                  President

                                          U.S. MEDICAL SERVICES OF
                                          NEW YORK, P.C.



                                          By:     /s/ Thomas J. Keane
                                                  ------------------------------
                                                  President